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                                  CUSTODY AGREEMENT
                               BLUE CHIP, MIDCO GROWTH
                        COLORADO TAX-EXEMPT, GROWTH AND INCOME
            INTERMEDIATE-TERM BOND, LONG TERM BOND, SMALL-CAP OPPORTUNITY

                                    WESTCORE TRUST
                            1225 17TH. STREET, 26TH. FLOOR
                                  DENVER, CO  80202


         This Agreement is made as of this 22nd day of January, 1997 (the "Agreement"), by and between WESTCORE TRUST (the "Company"), on behalf of the Blue Chip, Midco Growth, Colorado Tax-Exempt, Growth and Income,
Intermediate-Term Bond, Long-Term Bond and Small-Cap Opportunity Funds (each a "Fund" and, collectively, the "Funds"), and WELLS FARGO BANK, N.A. (the "Custodian").

                                     WITNESSETH:

that for and in consideration of the mutual promises hereinafter set forth, the Company and the Custodian agree as follows:


                                       ARTICLE I
                                     DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning:

         1. "Authorized Person" shall be deemed to include the treasurer, the controller or any other person, whether or not any such person is an Officer or employee of the Company, duly authorized by the Board of Trustees ("Trustees") to give Oral Instructions and Written Instructions on behalf of a Fund and listed in the Certificate attached hereto as Appendix A or such other Certificate as may be received from time to time by the Custodian.

         2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor(s) and its nominee(s).

         3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Fund by an Officer of the Company.

         4. "Clearing Member" shall mean a registered broker-dealer that is a member of a national securities exchange


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qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

         5. "Depository" shall mean The Depository Trust Company ("DTC"), Participants Trust Company ("PTC"), and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, its successor(s) and its nominee(s), provided the Custodian has received a certified copy of a resolution of the Board of Trustees specifically approving deposits in DTC, PTC or such other clearing agency. The term "Depository" shall further mean and include any person authorized to act as a depository pursuant to Section 17, Rule 17f-4 or Rule 17f-5 thereunder, under the Investment Company Act of 1940, its successor(s) and its nominee(s), specifically identified in a certified copy of a resolution of the Board of Trustees approving deposits therein by the Custodian.

         6. "Margin Account" shall mean a segregated account in the name of a broker, dealer, or Clearing Member, or in the name of the Company or a Fund for the benefit of a broker, dealer, or Clearing Member, or otherwise, in accordance with an agreement between the Company on behalf of a Fund, the Custodian and a broker, dealer, or Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or moneys of a Fund shall be deposited and withdrawn from time to time in connection with such transactions as a Fund may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry on its books and records.

         7. "Money Market Securities" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same date as such purchase or sale.

         8. "Officers" shall be deemed to include the President, Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Trustees of the Company to execute any Certificate, instruction, notice or other instrument on behalf of a Fund and listed in the Certificate attached hereto as Appendix B or such other


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Certificate as may be received by the Custodian from time to time.

         9. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

         10. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which a Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.

         11. "Short Sale" shall mean the selling of a financial instrument not owned, for example, in anticipation of a decline in the value of such instrument.

         12. "Security" or "Securities" shall be deemed to include, without limitation, Money Market Securities, Reverse Repurchase Agreements, common stock and other instruments or rights having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities (including, without limitation, general obligations bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

         13. "Segregated Security Account" shall mean an account maintained under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of a Fund shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as a Fund may from time to time determine.

         14. "Shares" shall mean the shares of common stock of a Fund, each of which, in the case of a Fund having Series, is allocated to a particular Series.

         15. "Written Instructions" shall mean written communications actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication. Written Instructions shall be signed by two Authorized Persons if required in accordance with resolutions of the Company's Board of Trustees delivered to the Custodian pursuant to a Certificate.


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                                      ARTICLE II
                              APPOINTMENT OF A CUSTODIAN

         1. The Company on behalf of a Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at any time owned by a Fund during the term of this Agreement.

         2. The Custodian hereby accepts appointment as such custodian and agrees to perform all the duties thereof as set forth in this Agreement.


                                     ARTICLE III
                            CUSTODY OF CASH AND SECURITIES

         1. Except as otherwise provided in Article V, a Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, including cash received for the issuance of its Shares, at any time during the term of this Agreement. The Custodian will not be responsible for such Securities and such moneys until actually received by it. The Custodian will be entitled to reverse any credits made on a Fund's behalf where such credits have been previously made and moneys are not finally collected. A Fund shall deliver to the Custodian a certified resolution of the Trustees of the Company authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a certificate actually received by the Custodian to deposit in the Book-Entry System all Securities eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Prior to a deposit of Securities of a Fund in the Depository, a Fund shall deliver to the Custodian a certified resolution of the Trustees of the Company approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities eligible for deposit therein and to utilize the Depository to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys of a Fund deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity.


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         All books and records maintained by the Custodian which relate to a
Fund's participation in the Book-Entry System or use of a Depository will at all times during the Custodian's regular business hours be open to the inspection of the Company's duly authorized employees or agents, and the Company will be furnished with all information in respect of such services rendered to such Fund as it may require.

         2.A. The Custodian shall credit to a separate account in the name of a Fund all moneys received by it for the account of a Fund, and shall disburse the same only:

         (a) In payment for Securities purchased, as provided in Article IV hereof;

         (b) In payment of dividends or distributions, as provided in Article VIII hereof;

         (c)  In payment of original issue or other taxes, as provided in
Article IX hereof;

         (d) In payment for Shares redeemed by it, as provided in Article IX hereof;

         (e) Pursuant to Written Instructions setting forth the name(s) and address(es) of the person(s) to whom the payment is to be made, and the purpose for which payment is to be made; or

         (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in Article XII hereof.

         2B. All such securities and non-cash property are to be held or disposed of by the Custodian for such Fund pursuant to the terms of this Agreement. In the absence of Written Instructions accompanied by a certified resolution of the Company's Board of Trustees authorizing the specific transaction, the Custodian shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any trustee, officer, employee or agent of the Company withdraw any securities or other non-cash property.

         2C. The Custodian will pay out money only upon receipt of securities (or upon receipt of a copy of the broker's or dealer's confirmation, the payee's invoice or comparable confirmation with respect to such securities) and will deliver securities only upon the receipt of money. The Custodian may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.


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         3.   Promptly after the close of business on each day, the Custodian shall furnish a Fund with confirmations and a summary of all transfers to or from the account of a Fund during said day. Where Securities are transferred to the account of a Fund, the Custodian shall also by book-entry or otherwise identify as belonging to a Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. The Custodian shall furnish a Fund at least monthly with a detailed statement of the Securities and moneys held for a Fund under this Agreement. The Custodian shall also furnish the reports required to be furnished to the Trust pursuant to Rule 17f-4, as well as such periodic and special reports as the Trust may reasonably require.

         4. Except as otherwise provided in Article V, all Securities held for a Fund which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Fund may be registered in the name of a Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor(s) or their nominee(s). The Company agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Fund and which may from time to time be registered in the name of a Fund. The Custodian shall hold all such Securities which are not held in the Book-Entry System or in the Depository in a separate account in the name of a Fund physically segregated at all times from those of any other person or persons.

         5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by Written Instruction, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to the Securities therein deposited, shall, with respect to all Securities held for a Fund in accordance with this Agreement:

         (a)  Collect all income due or payable;

         (b) Present for payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the Custodian upon five business days' prior notification to a Fund;


                                         -6-
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         (c)  Present for payment and collect the amount payable upon all
Securities which mature;

         (d)  Surrender Securities in temporary form for definitive Securities;

         (e) Execute, as Custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

         (f) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Fund all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

         6. Upon receipt of Written Instruction and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

         (a) Execute and deliver to such persons as may be designated in such Written Instruction proxies, consents, authorizations, and any other instruments whereby the authority of a Fund as owner of any Securities may be exercised;

         (b) Deliver any Securities held for a Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

         (c) Deliver any Securities held for a Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

         (d) Make such transfer or exchanges of the assets of a Fund and take such other steps as shall be stated in said order to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of a Fund; and

         (e) Present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Written Instruction.


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                                      ARTICLE IV
                     PURCHASE AND SALE OF INVESTMENTS OF THE FUND

         1. Promptly after each purchase or sale (as applicable) of Securities by a Fund, other than a purchase or sale of any Reverse Repurchase Agreement, a Fund shall deliver to the Custodian (i) with respect to each purchase or sale of Securities which are not Money Market Securities, a Written Instruction; and (ii) with respect to each purchase or sale of Money Market Securities, a Written Instruction, specifying with respect to each such purchase or sale: (a) the name of the issuer and the title of the Securities; (b) the number of shares or the principal amount purchased or sold and accrued interest, if any (c) the date of purchase or sale and settlement date; (d) the purchase or sale price per unit; (e) the total amount payable upon such purchase or sale;
(f) the name of the person from whom or the broker through whom the purchase or sale was made, and the name of the clearing broker, if any; (g) in the case of a purchase, the name of the broker to which payment is to be made; and (h) in the case of a sale, the name of the broker to whom the Securities are to be delivered. In the case of a purchase, the Custodian shall, upon receipt of Securities purchased by or for a Fund, pay out of the moneys held for the account of a Fund the total amount payable to the person from whom, or the broker through whom, the purchase was made, provided that the same conforms to the total amount payable as set forth in such Written Instruction. In the case of a sale, the Custodian shall deliver the Securities upon receipt of the total amount payable to a Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Written Instruction. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in securities.


                                      ARTICLE V
                                     SHORT SALES

         1. Promptly after any short sale, a Fund shall deliver to the Custodian a Written Instruction specifying: (a) the name of the issuer and the title of the Security; (b) the number of shares or principal amount sold, and accrued interest or dividends, if any; (c) the dates of the sale and settlement;
(d) the sale price per unit; (e) the total amount credited to a Fund upon such sale, if any (f) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Segregated Security Account; and (g) the name of the broker through which such short sale was made. The Custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to a Fund upon such sale, if any, as specified in the Certificate is held by such broker for


                                         -8-
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the account of the Custodian (or any nominee of the Custodian) as custodian of a
Fund, issue a receipt or make the deposits into the Segregated Security Account specified in the Written Instruction.

         2. In connection with the closing-out of any short sale, a Fund shall promptly deliver to the Custodian a Written Instruction specifying with respect to each such closing-out: (a) the name of the issuer and the title of the Security; (b) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (c) the dates of the closing-out and settlement; (d) the purchase price per unit; (e) the net total amount payable to a Fund upon such closing-out; (f) the net total amount payable to the broker upon such closing-out; (g) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Segregated Security Account; and (h) the name of the broker through which a Fund is effecting such closing-out. The Custodian shall, upon receipt of the net total amount payable to a Fund upon such closing-out and the return and/or cancellation of the receipts, if any, issued by the Custodian with respect to the short sale being closed-out, pay out the moneys held for the account of a Fund to the broker the net total amount payable to the broker, and make the withdrawals from the Segregated Security Account, as the same are specified in the Written Instruction.


                                      ARTICLE VI
                            REVERSE REPURCHASE AGREEMENTS

         1. Promptly after a Fund enters into a Reverse Repurchase Agreement with respect to Securities and money held by the Custodian hereunder, a Fund shall deliver to the Custodian a Written Instruction, or in the event such Reverse Repurchase Agreement is a Money Market Security, Written Instructions specifying: (a) the total amount payable to a Fund in connection with such Reverse Repurchase Agreement; (b) the broker or dealer through or with which the Reverse Repurchase Agreement is entered; (c) the amount and kind of Securities to be delivered by a Fund to such broker or dealer; (d) the date of such Reverse Repurchase Agreement, and (e) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Segregated Security Account in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to a Fund specified in the Written Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Segregated Security Account, specified in such Written Instructions.

         2. Upon the termination of a Reverse Repurchase Agreement described in paragraph I of this Article VI, a Fund


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shall promptly deliver a Written Instruction or, in the event such Reverse
Repurchase Agreement is a Money Market Security, Written Instructions to the Custodian specifying: (a) the Reverse Repurchase Agreement being terminated;
(b) the total amount payable by a Fund in connection with such termination; (c) the amount and kind of Securities to be received by a Fund in connection with such termination; (d) the date of termination; (e) the name of the broker or dealer with or through which the Reverse Repurchase Agreement is to be terminated; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Segregated Security Account. The Custodian shall, upon receipt of the amount and kind of Securities to be received by a Fund specified in the Written Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Segregated Security Account, specified in such Written Instructions.


                                     ARTICLE VII
                                 SEGREGATED SECURITY
                           ACCOUNTS AND COLLATERAL ACCOUNTS

         1. The Custodian shall, from time to time, make such deposits to, or withdrawals from, a Segregated Security Account as specified in a Written Instruction received by the Custodian. Such Written Instruction shall specify the amount of cash and/or the amount and kind of Securities to be deposited in, or withdrawn from, the Segregated Security Account. In the event that a Fund fails to specify in a Written Instruction the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into, or withdrawn from, a Segregated Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall so notify a Fund.

         2. In the event that the Custodian shall advance cash as a result of an Oral or Written Instruction from a Fund, the Custodian shall have a continuing lien and security interest in and to any property of such Fund at any time held by the Custodian in any Collateral Account described herein to secure such advance.

         3. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account, the Custodian shall furnish a Fund with a statement with respect to a Fund's Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to a Fund of such statement, a Fund shall furnish the Custodian with Written Instructions specifying the then market value of the Securities described in such statement.

         4. The Custodian may enter into separate custodial agreements with various futures commission merchants ("FCMs") that any Fund uses (each an "FCM Agreement"), pursuant to which such Fund's deposits in any transactions involving futures contracts and options on futures contracts will be held by the Custodian in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Fund ("FCM Contract"), SEC rules governing such segregated accounts, CFTC rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into upon receipt of Written Instructions from the Fund which state that (i) a customer agreement between the FCM and the Fund has been entered into; and (ii) the Fund is in compliance with all the rules and regulations of the CFTC. Transfers of initial margin shall be made into an FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from an FCM Account to the FCM for which the Custodian holds such an account may only occur upon certification by the FCM to the Custodian that pursuant to the FCM Agreement and the FCM Contract, all conditions precedent to its right to give the Custodian such instruction has been satisfied.


                                     ARTICLE VIII
                        PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

         1. A Fund shall furnish the Custodian with a copy of the resolution of the Trustees, either (i) setting forth the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Transfer Agent of a Fund on the payment date, or (ii) authorizing the declaration of dividends and distributions on a particular date, on a daily basis or some other periodic basis, in which case the Custodian shall rely on Written Instructions setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined.

         2. On the ex-date of the distribution, a Fund shall provide to the Transfer Agent the amount payable per share to the shareholders of record as of that date. The Transfer Agent will then provide Written Instructions or a Certificate to the Custodian of the total amount payable to the Transfer Agent on the payment date. Upon the payment date specified in such resolution, Written Instructions or Certificate, the Custodian shall pay to the Fund's Transfer Agent, as agent for the shareholders of the Fund involved, an amount equal to the amount indicated in said, Written Instructions or Certificate as payable by the Trust to the shareholders for distribution in cash by the transfer agent to said shareholders who have elected in proper manner to receive cash distributions.


                                      ARTICLE IX
                            SALE AND REDEMPTION OF SHARES

         1. Whenever a Fund shall sell any of its Shares, it shall notify the Custodian of the number of Shares sold, trade date, price and the amount of money to be received by the Custodian for the sale of such Shares.

         2. Upon receipt of such money from the Transfer Agent or a Co-Transfer Agent, the Custodian shall credit such money to the account of a Fund.

         3. Upon issuance of any of a Fund's Shares in accordance with the foregoing provisions of this Article IX, the Custodian shall pay, out of the money held for the account of a Fund, all original issue or other taxes required to be paid by a Fund in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

         4. Except as provided hereinafter, whenever a Fund shall redeem any of its Shares, it shall provide Written Instruction to the Custodian of the number of Shares redeemed and the amount to be paid for the Shares redeemed.

         5. Upon receipt from the Transfer Agent or co-transfer agent of an advice setting forth the number of Shares received by the Transfer Agent or co-transfer agent for redemption, and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent or co-transfer agent, as the case may be, out of the moneys held for the account of a Fund of the total amount specified in the Written Instruction issued pursuant to paragraph 4 of this Article IX.

         6. Notwithstanding the above provisions regarding the redemption of any of a Fund's Shares, whenever its Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by a Fund, the Custodian, unless otherwise instructed by a Written Instruction, shall, upon receipt of an advice from a Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the account of a Fund for such purposes.

                                      ARTICLE X
                              OVERDRAFTS OR INDEBTEDNESS

         1. If the Custodian should in its sole discretion advance funds on behalf of a Fund which results in an overdraft because the moneys held by the Custodian for the account of a Fund shall be insufficient to pay the total amount payable upon a purchase of Securities as set forth in a Written Instruction or Oral Instructions issued pursuant to Article IV, or which results in an overdraft for some other reason, or if a Fund is, for any other reason, indebted to the Custodian (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article X), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to a Fund payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over the Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. Any such overdraft or indebtedness shall be reduced by an amount equal to the total of all amounts due a Fund which have not been collected by the Custodian on behalf of a Fund when due because of the failure of the Custodian to make timely demand or presentment for payment. In addition, the Company on behalf of a Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of a Fund or in which a Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting on the Custodian's behalf to secure advances made by the custodian on behalf of such Fund or expenses incurred by the Custodian in performing the Agreement (except such expenses as arise from its negligence or willful misconduct). The Company authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to a Fund's credit on the Custodian's books.

         2. A Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to a Fund against delivery of a stated amount of collateral. A Fund shall promptly deliver to the Custodian a Written Instruction specifying with respect to each such borrowing: (a) the name of the bank; (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by a Fund, or other loan agreement; (c) the time and date, if known, on which the loan is to be entered into; (d) the date on which the loan becomes due and payable; (e) the total amount payable to a Fund on the borrowing date; and
(f) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal of any particular Securities. The Custodian shall deliver on the borrowing date specified in a Written Instruction the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amounts payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Written Instruction to collateralize further any transaction described in this paragraph. A Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that a Fund fails to specify in a Written Instruction the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.


                                      ARTICLE XI
                      LOANS OF PORTFOLIO SECURITIES OF THE FUND

         1. If a Fund is permitted by the terms of the Company's Declaration of Trust and as disclosed in a Fund's most recent and currently effective prospectus to lend its portfolio Securities, within twenty-four (24) hours after each loan of portfolio Securities a Fund shall deliver or cause to be delivered to the Custodian a Written Instruction specifying with respect to each such loan; (a) the name of the issuer and the title of the Securities; (b) the number of shares or the principal amount loaned; (c) the date of loan and delivery; (d) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; and (e) the name of the broker, dealer or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of a Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

         2. Promptly after each termination of the loan of Securities by a Fund, it shall deliver or cause to be delivered to the Custodian a Written Instruction specifying with respect to each such loan termination and return of
Securities: (a) the name of the issuer and the title of the Securities to be returned; (b) the number of shares or the principal amount to be returned; (c) the date of termination; (d) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instruction); and (e) the name of the broker, dealer or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of a Fund, the total amount payable upon such return of Securities as set forth in the Written Instruction.


                                     ARTICLE XII
                                    THE CUSTODIAN

         1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including attorney's fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply for and obtain the advice and opinion of counsel to a Fund or of its own counsel, at the expense of a Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to a Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents.

         2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

         (a) The validity of the issue of any Securities purchased, sold or written by or for a Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received thereof;

         (b) The legality of the issue or sale of any of a Fund's Shares, or the sufficiency of the amount to be received therefor;

         (c) The legality of the redemption of any of a Fund's Shares, or the propriety of the amount to be paid therefor;

         (d) The legality of the declaration or payment of any dividend by a Fund;

         (e) The legality of any borrowing by a Fund using Securities as collateral;

         (f)  The legality of any loan of portfolio Securities pursuant to
Article XI of this Agreement, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities of a Fund is adequate collateral for a Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify a Fund that the amount of such cash collateral held by it for a Fund is sufficient collateral for a Fund, but such duty or obligation shall be the sole responsibility of a Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of a Fund are lent pursuant to Article XI of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of a Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify a Fund in the event that such dividends or interest are not paid and received when due; or

         (g)  The sufficiency or value of any amounts of money and/or
Securities held in any Segregated Security Account or Collateral Account in connection with transactions by a Fund. In addition, except as explicitly provided otherwise herein, the Custodian shall be under no duty or obligation to see that any broker, dealer, or Clearing Member makes payment to a Fund of any variation margin payment or similar payment which a Fund may be entitled to receive from such broker, dealer, or Clearing Member, to see that any payment received by the Custodian from any broker, dealer, or Clearing Member is the amount a Fund is entitled to receive, or to notify a Fund of the Custodian's receipt or non-receipt of any such payment; provided however that the Custodian, upon a Fund's written request, shall as Custodian, demand from any broker, dealer, or Clearing Member identified by a Fund the payment of any variation margin payment or similar payment that a Fund asserts it is entitled to receive pursuant to the terms of a Margin Account Agreement or otherwise from such broker, dealer, or Clearing Member.

         3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft or other instrument for the payment of money, received by it on behalf of a Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing a Fund's interest at the Book-Entry System or the Depository.

         4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchanges, offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Written Instruction from a Fund of an overdue amount on Securities held in the Depository, the Custodian shall make a claim against the Depository on behalf of a Fund, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action, suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

         5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to a Fund from the Transfer Agent of a Fund nor to take any action to effect payment or distribution by the Transfer Agent of a Fund of any amount paid by the Custodian to the Transfer Agent of a Fund in accordance with this Agreement. The Custodian shall notify the Company as soon as reasonably practicable whenever income due on securities or other investments is not collected in due course.

         6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Written Instruction and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

         7. The Custodian may appoint one or more banking institutions as Depository or Depositories or as sub-custodian(s), including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by a Fund, upon terms and conditions approved in a Written Instruction, which shall, if requested by the Custodian, be accompanied by an approving resolution of the Company's Board of Trustees adopted in accordance with Rule 17f-5 under the Investment Company Act of 1940, as amended. Upon appointment of any sub-custodian, the Custodian shall remain liable to the Company for the performance of the sub-custodian's duties. Any sub-custodian must have the qualifications provided in section 17(f) of the 1940 Act. Appointment of a foreign sub-custodian shall be subject to the approval of the Company.

         8. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of a Fund are such as properly may be held by a Fund under the provisions of its Articles of Incorporation.

         9. The Custodian shall be entitled to receive and each Fund agrees to pay to the Custodian all out-of-pocket expenses and fees as set forth in Appendix D attached hereto. The Custodian may charge such fees and any expenses incurred by the Custodian in the performance of its duties for a Fund against any money held by it for the account of such Fund, provided the Custodian has submitted an invoice to the Fund's Administrator. The Company agrees that the Custodian has the right to charge such compensation and expenses against any money specifically allocated to such Fund on the eleventh day after the Fund's Administrator has received the invoice provided that the Custodian has not received written notification from the Fund's Administrator which specifically details any charges in dispute and the reasons for such dispute. The Custodian agrees, provided it has received timely notification, that it will not charge the disputed compensation and/or expenses against money specifically allocated to such Fund until it receives written notification from the Fund's Administrator that the dispute has been resolved. The Custodian shall also be entitled to charge against any money held by it for the account of a Fund the amount of any loss, damage, liability or expense, including attorney's fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expense which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of Sub-Custodians of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of a Fund.

         10. The Custodian shall be entitled to rely upon any Written Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Written Instruction. The Custodian shall be entitled to rely upon any Oral Instructions and any Written

Instructions actually received by the Custodian pursuant to Article IV or VII hereof. A Fund agrees to forward to the Custodian a Written Instruction or facsimile thereof, confirming such Oral Instructions or Written Instructions in such manner so that such Written Instruction or facsimile thereof is received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business of the same day that such Oral Instructions or Written Instructions are given to the Custodian. A Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions hereby authorized by a Fund. A Fund agrees that the Custodian shall incur no liability to a Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

         11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, or Clearing Member.

         12. The Custodian shall keep and maintain appropriate books and records for each Fund with respect to its duties hereunder. The books and records pertaining to the Funds which are in the possession of the Custodian shall be the property of the Company. The books and records pertaining to a Fund which are in the possession of the Custodian shall be the property of a Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws, rules and regulations. A Fund, or a Fund's authorized representative(s), shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records shall be provided by the Custodian to a Fund or a Fund's authorized representative(s) at a Fund's expense.

         13. The Custodian shall provide the Company with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository within 10 days after receipt by the Custodian of such report and with such reports on its own systems of internal accounting control as the Company may reasonably request from time to time.

         14. A Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article IX as part of any check redemption privilege program of a Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct.

         15. Subject to the foregoing provisions of this Agreement, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities.

         16. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.


                                     ARTICLE XIII
                         DUTIES OF THE CUSTODIAN WITH RESPECT
                    TO PROPERTY HELD OUTSIDE OF THE UNITED STATES

         1. The Custodian is authorized and instructed to employ, as sub-custodian for the Fund's Foreign Securities (as such term is defined in paragraph (c) (1) of Rule 17f-5 under the Investment Company Act of 1940, as amended) and other assets, the entities whose names are set forth on Schedule I from time to time ("Foreign Custodian") in the foreign jurisdiction set forth on such schedule from time to time and, if applicable, its network of foreign banking institutions and foreign securities depositories and clearing agencies which are designated on Schedule I hereto from time to time ("Foreign Sub-Custodians") in the foreign jurisdiction set forth on such schedule from time to time, to carry out their respective responsibilities in accordance with the terms of a sub-custodian agreement between the Custodian and the Foreign Custodian ("Foreign Custody Agreement"), and, if applicable, sub-custodian agreements between a Foreign Custodian and the Foreign Sub-Custodians (each such agreement, a "Foreign Sub-Custodian Agreement"). Each non-U.S. Foreign Custodian or Foreign Sub-Custodian shall be an Eligible Foreign Custodian as defined in Rule 17f-5 under the Investment Company Act of 1940. Upon receipt of a Certificate from the Company, the Custodian shall cease employment of a Foreign Custodian or employment of any one or more Foreign Sub-Custodians for maintaining custody of a Fund's assets, in accordance with such certificate, and such Foreign Custodian or Foreign Sub-Custodian shall be deemed deleted from
Schedule 1.

         2. Each Foreign Custody Agreement and each Foreign Sub-Custodian Agreement shall be substantially in the form approved by the Company's Board of Trustees and will not be amended in a way that materially adversely affects the Company or a Fund without the Company's prior written consent.

         3. Upon request of the Company, the Custodian will, to the extent permitted by applicable law and subject to any limitations set forth in the relevant Foreign Custody Agreement or Foreign Sub-Custody Agreement, use its best efforts to arrange for the independent accountants of the Company to be afforded access to the books and records of a Foreign Custodian and any Foreign Sub-Custodian maintained for a Fund's account.

         4. The Custodian will supply to the Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Fund held by the Foreign Custodians and Foreign Sub-Custodians, including but not limited to an identification of entities having possession of each Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a Foreign Custodian and a Foreign Sub-Custodian for the Custodian on behalf of each applicable Fund indicating, as to securities acquired for a Fund, the identity of the entity having physical possession of such securities.

         5. The Custodian shall monitor and furnish annually to the Company information concerning the Foreign Custodians, the Foreign Sub-Custodians employed by the Foreign Custodian and foreign custody arrangements employed by the Custodian. In addition, the Custodian shall monitor the Foreign Custodians, the Foreign Sub-Custodians and the foreign custody arrangements to determine whether they continue to satisfy the provisions of subparagraph (c) (2) of rule 17f-5 of the Investment Company Act of 1940 and shall promptly inform the Company in any event that the Custodian learns (a) that a Foreign Custodian or any Foreign Sub-Custodian fails to satisfy such provisions, (b) of a material adverse change in the financial condition of a Foreign Custodian or a Foreign Sub-Custodian, or (c) of any material loss of the assets of the Company, or (d) of any other material adverse matters relating to a Foreign Custodian or the Foreign Sub-Custodians or the foreign custody arrangements.

         6. The Custodian shall limit the securities and other assets maintained in the custody of a Foreign Custodian or the Foreign Sub-Custodian to: (1) "foreign securities," as defined in paragraph (c) (1) of Rule 17f-5 under the Investment company Act of 1940, and (ii) cash and cash equivalents in such amounts as the Custodian or the Company may determine to be reasonably necessary to effect the Company's foreign securities transactions.

         7. The Custodian shall identify on its books as belonging to the Company on behalf of a Fund, the foreign securities of the Company held by each Foreign Custodian and each Foreign Sub-Custodian.

         8. Each agreement with a non-U.S. Foreign Custodian or Foreign Sub-Custodian shall provide that: (1) the Company's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Foreign Custodian or Foreign Sub-Custodian or its creditors or agents, except a claim of payment for their safe custody or administration; (ii) beneficial ownership for the company's assets will be freely transferable without the payment of money or value other than for custody or administration,
(iii) adequate records will be maintained identifying the assets as belonging to the Company, and (iv) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Company, will be given access to the books and records of each Foreign Custodian relating to its actions under its agreement with the Custodian and of each Foreign Sub-Custodian relating to its actions under its agreement with the Foreign Custodian.

         9. Each agreement with a non-U.S. Foreign Custodian or Foreign Sub-Custodian shall provide that the Company will be adequately indemnified and its assets adequately insured in case of loss.

         10. The Custodian shall be liable for the acts or omissions of a Foreign Custodian and a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 11 hereof The Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care.

         11. Except as otherwise set forth in this Agreement, the provisions hereof shall not apply where the custody of the Company assets is maintained in a foreign branch of a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940. The appointment of any such branch as a sub-custodian shall be governed by paragraph 7 of Article XII of this Agreement.

                                     ARTICLE XIV
                                     TERMINATION

         1. This Agreement shall become effective as of the date first above written and shall continue until terminated in accordance herewith. This Agreement is terminable without penalty, on sixty (60) days' notice, by a Fund or, by vote of holders of a majority of a Fund's Shares or, upon not less than ninety (90) days' notice, by the Custodian. In the event such notice is given by a Fund, on or before the termination date the Fund shall provide a copy of a resolution of the Trustees of the Company on behalf of a Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians. In the event such notice is given by the Custodian, a Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Trustees, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by a Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $20,000,000 aggregate capital, surplus and undivided profits as shown by its last published report. Upon the date set forth in such notice, this Agreement shall terminate and the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date deliver directly to the successor custodian all Securities and moneys then owned by a Fund and held by it as Custodian, after deducting all fees and expenses which shall then be entitled with respect to such Fund.

         2. If a successor custodian is not designated by the Company on behalf of a Fund or the Custodian in accordance with the preceding paragraph, a Fund shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to a Fund) and moneys then owned by a Fund, be deemed to be its own custodian, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, in any Depository or by a Clearing Member which cannot be delivered to a Fund, to hold such Securities hereunder in accordance with this Agreement.


                                      ARTICLE XV
                                    MISCELLANEOUS

         1. The Custodian shall cooperate with the Company's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion, as such may be required by the Company from time to time.

         2. In the event of equipment failures beyond the Custodian's control, the Custodian shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The Custodian shall enter into and maintain in effect with appropriate parties one or more agreement having reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         3. Annexed hereto as Appendix A is a Certificate signed by an Officer of the Company, setting forth the names and the signatures of the present Authorized Persons. The Company agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Certificate.

         4. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Company under its seal, setting forth the names and the signatures of the present Officers of the Company. A Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Company, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

         5. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be deemed sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 707 Wilshire Blvd., MAC 2818-102, Los Angeles, CA 90017, or at such other place as the Custodian may from time to time designate in writing.

         6. Any notice or other instrument in writing, authorized or required by this Agreement to be given by or on behalf of a Fund, shall be deemed sufficiently given if addressed to a Fund and mailed or delivered to it at its office at 370 Seventeenth Street, Suite 2700, Denver, Colorado 80202, or at such other place as a Fund may from time to time designate in writing.

         7. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties to this Agreement.

         8. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successor(s) and assign(s); provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Custodian, or by the Custodian without the written consent of the Company, authorized or approved by a resolution of its Trustees.

         9. This Agreement shall be construed in accordance with the laws of the State of California.

         10. This Agreement may be executed in any number of counterparts, each which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         11. The Custodian agrees to keep confidential and to treat as proprietary information of the Company all records of the Company and information relative to the Company and its shareholders (past, present and potential), unless the release of such records or information is otherwise authorized by the Company. The Custodian further agrees that, should the Custodian be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), the Custodian shall not be required to seek the Company's consent prior to disclosing such information; provided that the Custodian gives the Company prior written notice of the provision of such information and records.

         12. The Names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of State Secretary of the Commonwealth of Massachusetts and the principal office of the Company. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, shareholders, or representatives of the Trust are made not individually, but in such capacities and are not binding on any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized, as of the day and year first above written.

WESTCORE TRUST                         WELLS FARGO BANK, N.A.


By:/s/Kenneth V. Penland               By: /s/ David P. Coleville
   -----------------------------            ------------------------
Name: Kenneth V. Penland               Name: David P. Coleville
     ---------------------------            ----------------------------
Title: President                       Title: Vice President
       -------------------------             ---------------------


WESTCORE TRUST                         WELLS FARGO BANK, N.A.


By: /s/ Jasper R. Frontz               By:
    ----------------------------            ------------------------
Name: Jasper R. Frontz                 Name:
      --------------------------             -----------------------
Title: Treasurer                       Title:
       -------------------------              ----------------------

                                      APPENDIX B

                                       OFFICERS

         Pursuant to Article 1, Para. 8, and Article XIV, Para. 2, of the Custody Agreement, the term "Officers" does not include any persons other than the President, Vice President, Secretary, and Treasurer; and the following persons are Officers of the Company authorized by the Board of Trustees to execute any Certificate, instruction, notice or other instrument on behalf of a Fund.

Name:      Kenneth Penland, President
           ---------------------------------
Signature: /s/ Kenneth Penland, President
           ---------------------------------

Name:      Jack Henderson, Vice President
           ---------------------------------
Signature: /s/ Jack Henderson, Vice President
           ---------------------------------

Name:      Jasper Frontz, Treasurer
           ---------------------------------
Signature: /s/ Jasper Frontz, Treasurer
           ---------------------------------

Name:      Bruce McConnel, Secretary
           ---------------------------------
Signature: /s/ Bruce McConnel, Secretary
           ---------------------------------

Name:
           ---------------------------------
Signature:
           ---------------------------------

Name:
           ---------------------------------
Signature:
           ---------------------------------

Name:
           ---------------------------------


By:      /s/ Bruce McConnel            By:    /s/ Kenneth Penland
         -------------------------            -------------------
Name:    Bruce McConnel                Name:  Kenneth Penland
         -------------------------            -------------------
Title:   SECRETARY                     Title: President
         -------------------------            -------------------

                                      APPENDIX C


                 DESIGNATED PUBLICATIONS LIST FOR CALLED INSTRUMENTS


         The following publications are designated publications for the purposes of Article III, Para. 5(b):

         A.   The Depository Trust Company Notices

         B.   XCITEK Notices

         C.   FII notices through SEI's Corporate Actions Processing System

         D.   The Wall Street Journal

                                      APPENDIX D

                                   WELLS FARGO BANK
                                   CUSTODY SERVICES
                                     FEE SCHEDULE
                            FOR THE WESTCORE MUTUAL FUNDS

A. ANNUAL MAINTENANCE: Based on Market Value of all assets in aggregate and pro-rated at the end of the billing period (monthly).

                                                            Fee
                                                            ---

    First $25,000                                     $.00075 (3/4 of 1 bp)
    Balance                                           $.0005 (1/2 of 1 bp)

    Minimum Annual Fee (for seven funds)              $25,000*

B.  TRANSACTIONS:**
    Book-Entry (FBE, DTC)                             $  12.00
    (Purchase, Sale, Maturity,
    Free Receipt/Delivery)

    Physical                                          $  20.00
    (Purchase, Sale, Maturity,
    Free Receipt/Delivery)

    Paydown (P & I)                                   $   8.00
    (Mortgage-Backed & Asset Backed)

C.  CASH TRANSFERS:

    Wire Transfer                                     $  12.00

    Intra Bank                                        No Charge

D.  ON-LINE ACCESS-REPORT MASTER (annual)             $2,500.00

E.  OUT-OF-POCKET EXPENSES                            As Billed
    (e.g. postage, shipping, insurance
    express mail, messenger charges)

-----------------------------
    * An additional $5,000 to be added to minimum for every fund over the initial seven.

    ** If you deal in transaction types not listed above, please ask us for the fees that will be charged.

Revised 9/20/96

                                      SCHEDULE I


FOREIGN CUSTODIAN




FOREIGN SUB-CUSTODIANS


COUNTRY                                          ENTITY

                STAGECOACH FUNDS - (MONEY MARKET FUNDS-SERVICE CLASS)
                        LETTER OF AUTHORIZATION AND DISCLOSURE
                                INSTITUTIONAL CUSTODY


TO:      Wells Fargo Bank, N.A. (hereinafter referred to as the "Bank")

FROM:    WESTCORE TRUST                  ("Account")
         -------------------------------
         (Account Name)

         0101772600/0101773000/0101773100/1010773200/
         --------------------------------------------
         0101773300/0101779500/010178060
         -------------------------------
         (Account Number - if known)
              (Account Name)


Bank is hereby authorized and instructed to purchase shares of the Service Class of the Stagecoach Funds Trust ("Fund") selected below with cash balances of the Account and to redeem such shares as necessary to meet the cash requirements of the Account automatically and pursuant to such procedures as Bank may establish from time to time for such transactions.

Fund                          Cash Balance Selection
--------------------------------------------------------------------------------
(Check One Only)             (Check Either or Both)


[x] Prime Money Market Fund  [x] Principal  [x] Income
[x] Treasury Money Market Fund

The Stagecoach Funds are not insured by the Federal Deposit Insurance Corporation, are not deposits or other obligations of Wells Fargo Bank, N.A. and are not guaranteed by Wells Fargo Bank, N.A. and are subject to investment risks, including possible loss of the principal invested.

Bank is further authorized to act upon oral instructions, subject to written confirmation, from the undersigned or other authorized representative of the Account to charge the portfolio currently authorized for Investment of Account cash balances. Bank shall not be liable for any loss or expense from acting upon oral instructions reasonably believed by Bank to be genuine prior to receipt of the written confirmation.

Bank has no investment responsibility with respect to the selection of the Fund listed above and the Bank shall be entitled to the following fees:

INVESTMENT ADVISER FEES

Bank is the investment adviser to the Stagecoach Funds listed above ("Funds"). For its services as investment adviser, Bank is entitled to a monthly fee at the annual rate of 0.25% of the average daily net assets of each portfolio of the Funds, which can be reduced by any fee waivers.

CUSTODIAN, TRANSFER AGENT AND PORTFOLIO ACCOUNTING FEES

Wells Fargo Bank, N.A. is the Funds' custodian and transfer agent, and provides portfolio accounting. For its services as Custodian, Bank is entitled to a fee of 0.0167% of the daily average net assets of the Fund plus specified transaction charges. For Transfer Agent services, Bank is entitled to a fee of 0.04% of the average daily net assets of the Fund. For portfolio accounting, Bank is entitled to a fee of 0.070% of the first $50 million, 0.045% of the next $50 million, and 0.020% on any excess over $100 million plus a fixed fee amount of $2000 per month per Fund.

SHAREHOLDER SERVICE FEE

Shareholder service fees up to 0.20% may be paid to Bank for performing shareholder administration services with respect to clients that invest in the Fund.

COORDINATION OF FEES

In the case of an Account for which Bank exercises investment discretion, the assets upon which the Account level investment advisory fee is calculated shall either exclude or be reduced by the amount of Account assets invested in the Fund.

ACCOUNT INVESTMENTS

In the case of an Account for which Bank exercises investment discretion, Bank believes the Fund is an appropriate investment for the Account because it offers, among other benefits, professional investment management, investment diversification, daily liquidity and convenience.

OTHER INFORMATION

The Fund is an integral part of the Bank's automated cash management "sweep" program which fully invests cash balances on a daily basis in shares of a selected Fund portfolio. Bank and its affiliates receive certain indirect benefits from investments in the Fund. The greater the Fund's assets, the greater opportunity for economies of scale and lower Fund expense ratios. To the extent these factors may help the Fund grow, Bank and its affiliates may benefit to the extent their fees from the Fund are based on the amount of its assets.

I acknowledge receipt of the current prospectus for the Fund and further acknowledge that certain affiliates of Bank provide services to and receive compensation from the Fund as described herein.

I represent that I am authorized to give this authorization on behalf of the Account.

Authorized Signature(s):


/s/ Kenneth V. Penland, President            3/13/97
---------------------------------            ---------
Signature & Title                                 Date



/s/ Jasper R. Frontz, Treasurer              3/13/97
---------------------------------            ---------
Signature & Title                                Date



PLEASE MAIL A SIGNED COPY OF THIS LETTER TO YOUR WELLS FARGO ACCOUNT REPRESENTATIVE. RETAIN A COPY FOR YOUR RECORDS.